UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

PERSPECTA INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-38395	82-3141520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13600 EDS Drive
Herndon, VA		20171
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 571-313-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Separation-Related Agreements

On May 31, 2018, Perspecta Inc. (“Perspecta”), entered into several agreements with DXC Technology Company (“DXC”) that set forth the principal actions taken or to be taken in connection with DXC’s spin-off of Perspecta (the “Spin-Off”) and that govern the relationship of the parties following the Spin-Off, including the following:

•	a Separation and Distribution Agreement

•	an Employee Matters Agreement;

•	a Tax Matters Agreement;

•	an Intellectual Property Matters Agreement;

•	a Transition Services Agreement;

•	a Real Estate Matters Agreement;

•	a Non-US Agency Agreement

(collectively, the “Separation Agreements”).

A summary of the material terms and conditions of each of the Separation Agreements can be found in the section titled “The Separation and Distribution Agreement and Ancillary Agreements” of the Information Statement filed as Exhibit 99.1 (the “Information Statement”), which summaries are incorporated herein by reference. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, each of which is attached as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7, respectively, and is incorporated herein by reference.

Debt Arrangements

On May 31, 2018, Perspecta, as borrower, entered into a credit agreement (“Credit Agreement”) with MUFG Bank, Ltd., a member of MUFG, a global financial group (“MUFG”), as administrative agent, MUFG Union Bank, N.A., as collateral agent, the guarantors party thereto, and a syndicate of banks arranged by MUFG, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and RBC Capital Markets. The credit facilities under the Credit Agreement include (i) a five-year senior secured revolving credit facility (the “Revolving Credit Facility”) with initial borrowing capacity of $600 million, of which $550 million is available and undrawn after giving effect to the Spin-Off and the Merger to provide support for Perspecta’s business, including ongoing liquidity, (ii) a three-year senior secured tranche A1 term loan facility in an aggregate principal amount of $350 million (the “Tranche A1 Facility”), (iii) a five-year senior secured tranche A2 term loan facility in an aggregate principal amount of $1.65 billion (the “Tranche A2 Facility” and, together with the Tranche A1 Facility, the “Term Loan A Facilities”; the Term Loan A Facilities together with the Revolving Credit Facility, the “Pro Rata Facilities”) and (iv) a seven-year senior secured term loan B facility in an aggregate principal amount of $500 million (the “Term Loan B Facility”; and, together with the Pro Rata Facilities, the “Credit Facilities”).

On May 31, 2018, all of the Tranche A1 Facility and a portion of the Tranche A2 Facility were funded in an aggregate amount of $1.1 billion, the proceeds of which were used by Perspecta to pay the Perspecta Payment (defined below) to DXC and to pay transaction costs. Additionally, $50 million of the Revolving Credit Facility, the remainder of the Tranche A2 Facility and all of the Term Loan B Facility were funded in an additional aggregate amount of $1.45 billion, the proceeds of which were used to fund the cash portion of the merger consideration to stockholders of

Vencore Holding Corp., to repay, refinance and/or redeem substantially all of Vencore Holding Corp.’s and KGS Holding Corp.’s existing indebtedness, to pay for additional transaction costs, and for general corporate purposes. The Pro Rata Facilities and the Term Loan B Facility have the following material terms.

Interest. Borrowings under (1) the Revolving Credit Facility and the Tranche A2 Facility bear interest at an interest rate per annum equal to, at Perspecta’s option, (A) LIBOR plus the applicable margin of 1.250%-2.250% or (B) the base rate plus the applicable margin of 0.250%-1.250%, (2) the Tranche A1 Facility bears interest at an interest rate per annum equal to, at Perspecta’s option, (A) LIBOR plus the applicable margin of 1.125%-2.125% or (B) the base rate plus the applicable margin of 0.125%-1.125% and (3) the Term Loan B Facility bears interest at an interest rate per annum equal to, at Perspecta’s option, (A) LIBOR plus the applicable margin of 2.25% or (B) the base rate plus the applicable margin of 1.25%. In each of the foregoing cases, LIBOR shall at no time be deemed to be less than 0.00%. The applicable margins for borrowings under the Pro Rata Facilities will vary and will be determined based on Perspecta’s consolidated total net leverage ratio. Perspecta will also owe unused facility fees on the Revolving Credit Facility and paid upfront fees under the Pro Rata Facilities and (in the form of original issue discount) under the Term Loan B Facility on May 31, 2018.

Amortization and Prepayment. Borrowings under the Revolving Credit Facility can be prepaid at any time and can be repeatedly redrawn until its maturity. The Tranche A1 Facility has no scheduled amortization prior to maturity. The Tranche A2 Facility requires quarterly scheduled amortization at a rate equivalent to 5% of the original principal amount per annum until the remaining balance is due at maturity. The Term Loan B Facility requires quarterly scheduled amortization at a rate equivalent to 1% of the original principal amount per annum until the remaining balance is due at maturity. The Company can prepay the Tranche A1 Facility, the Tranche A2 Facility or the Term Loan B Facility, in whole or in part, at any time at its election at 100% of par without premium; provided that if Perspecta prepays the Term Loan B Facility in connection with a repricing event within six months following the initial funding, the prepayment must be made at 101% of par.

Security and Guarantees. The Pro Rata Facilities and the Term Loan B Facility are guaranteed by each of Perspecta’s direct and indirect, existing and future, material domestic subsidiaries (excluding certain entities, including special purpose subsidiaries) (such subsidiaries, together with Perspecta, the “Grantors”), and are secured by a perfected first priority security interest in substantially all of Perspecta’s assets and the assets of those guarantors, subject to certain customary exceptions.

Covenants. The Pro Rata Facilities and the Term Loan B Facility contain negative covenants customary for financings of this type, including covenants that place limitations on the incurrence of additional indebtedness; the creation of liens; the payment of dividends; sales of assets; fundamental changes, including mergers and acquisitions; loans and investments; negative pledges; transactions with affiliates; restrictions affecting subsidiaries; modification to charter documents in a manner materially adverse to the lenders; changes in fiscal year and limitations on conduct of business. The Pro Rata Facilities and the Term Loan B Facility also contain affirmative covenants and representations and warranties customary for financings of this type.

In addition, the Pro Rata Facilities contain financial maintenance covenants requiring, as at the end of any fiscal quarter of Perspecta ending on or after September 30, 2018, (a) a ratio of consolidated total net debt to consolidated EBITDA not in excess of 4:50:1:00, stepping down to 3.75: 1.00 no later than fiscal quarter ending December 31, 2019 and thereafter stepping up to 4.00:1.00 during the twelve-month period following the consummation of a permitted acquisition that involves consideration with a fair market value in excess of $100 million; and (b) a ratio of consolidated EBITDA to interest expense of not less than 3.00:1.00.

Events of Default. The lenders under the Pro Rata Facilities and the Term Loan B Facility may declare any indebtedness outstanding thereunder due and payable, and cancel any remaining commitments under the Revolving Credit Facility, if an event of default occurs and is continuing, including a failure to pay principal when due or interest or commitment fees within five days of the date when due; a material inaccuracy of a representation or warranty at the time made; a bankruptcy event; a failure to comply with the covenants (other than the financial covenants), subject to a customary grace period; cross-events of default to material indebtedness; certain material ERISA events; material judgments; actual or asserted invalidity of any guarantee or non-perfection of any material portion of the collateral under the security documents; a change in control; and, solely as to the lenders under the Pro Rata Facilities, a breach of the financial covenants.

In addition, on May 31, 2018, Perspecta and each of the other Grantors entered into a Collateral Agreement (the “Collateral Agreement”) with MUFG, in its capacity as administrative agent, and MUFG Union Bank, N.A., in its capacity as Collateral Agent. Pursuant to the terms of the Collateral Agreement, each of the Grantors granted a perfected first priority security interest in substantially all of its assets to secure its obligations under the Credit Agreement and related documents to which it is a party, subject to certain customary exceptions.

The foregoing descriptions of the Credit Agreement and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and Collateral Agreement, which are included with this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Accounts Receivable Purchase Agreement

On May 31, 2018, Perspecta entered into a Guaranty (the “Guaranty”) made in favor of MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch) (“MUFG”), as administrative agent (the “Agent”), that guarantees the obligations of Enterprise Services LLC, a Delaware limited liability company (the “Seller”) and wholly-owned subsidiary of Perspecta, under a Master Accounts Receivable Purchase Agreement, dated as of July 14, 2017 (as amended by that certain First Amendment to Master Accounts Receivable Purchase Agreement, dated as of January 23, 2018, and that certain Second Amendment to Master Accounts Receivable Purchase Agreement (the “Second Amendment”), dated as of May 31, 2018, the “Purchase Agreement”), among the Seller, the Agent, and MUFG, The Bank of Nova Scotia and Mizuho Bank, Ltd., as purchasers (collectively, the “Purchasers”). The Guaranty does not cover any credit losses with respect to the receivables sold under the Purchase Agreement.

The Purchase Agreement established a federal government obligor receivables purchase facility (the “MARPA Facility”) that provides for up to $450 million (the “MARPA Facility Limit”) in funding based on the availability of eligible receivables and the satisfaction of certain conditions. The MARPA Facility is a committed facility that has a current term of one (1) year from the effective date of the Second Amendment, unless terminated earlier by the Seller, the Agent or the Purchasers. The Purchase Agreement also provides for optional extensions of the MARPA Facility’s term, if agreed to by the Purchasers, in each case for an additional six month duration. Each such extension may be requested as early as two hundred ten (210) days prior to, and not less than sixty (60) days prior to, the then scheduled termination date.

Under the MARPA Facility, the Seller will sell eligible federal government obligor receivables, including both receivables that have already been billed under an invoice and also certain unbilled receivables arising from contracts where the Seller has performed work and revenue has been recognized in accordance with generally accepted accounting principles, subject to satisfaction of other required conditions. The MARPA Facility results in the continuous non-recourse true sale of eligible receivables by the Seller to the Purchasers.

The Seller expects to use the proceeds from receivables sales under the MARPA Facility for general corporate purposes.

The Guaranty is filed as Exhibit 10.3 and is incorporated herein by reference. The Purchase Agreement is filed as Exhibit 10.4, 10.5, and 10.6 and is incorporated herein by reference, and the description of the MARPA Facility contained herein is qualified in its entirety by the terms of the Purchase Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Separation and Distribution Agreement, dated as of May 31, 2018 by and between DXC and Perspecta, DXC completed the previously announced separation of its U.S. Public Sector business, which was accomplished by the pro-rata distribution at 11:59 pm EDT on May 31, 2018 of all the issued and outstanding common stock, par value $0.01 per share, of Perspecta (the “Perspecta Common Stock”) to DXC’s stockholders of record as of the close of business on May 25, 2018, the record date for the distribution (the “Distribution”). Prior to the Distribution, Perspecta distributed approximately $984 million in cash to DXC (the “Perspecta Payment”). In the Distribution, DXC stockholders received one share of Perspecta Common Stock for every two shares of DXC common stock held at the close of business on the record date.

As a result of the Spin-Off, Perspecta is now an independent public company, and its common stock began regular-way trading under the symbol “PRSP” on the New York Stock Exchange (the “NYSE”) on June 1, 2018. DXC distributed a total of 142,438,994 shares of Perspecta Common Stock to DXC stockholders as of the close of business on the record date.

Additionally, on May 31, 2018 immediately following the Spin-Off, pursuant to the Agreement and Plan of Merger, dated as of October 11, 2017 (the “Merger Agreement”), by and among Perspecta, DXC, Ultra First VMS Inc. (“Vencore Merger Corp”), Ultra Second VMS LLC (“Vencore Merger LLC”), Ultra KMS Inc. (“KeyPoint Merger Sub”), Vencore, KeyPoint, The SI Organization Holdings LLC (the “Vencore Stockholder”), and KGS Holding LLC (the “KeyPoint Stockholder”):

•	KeyPoint Merger Sub merged with and into KeyPoint (the “KeyPoint Merger”), with KeyPoint surviving the KeyPoint Merger;

•	concurrently with the KeyPoint Merger, Vencore Merger Corp merged with and into Vencore (the “First Vencore Merger”), with Vencore surviving the First Vencore Merger,

•	immediately after the KeyPoint Merger and First Vencore Merger, Vencore merged with and into Vencore Merger LLC (the “Second Vencore Merger” and, together with the KeyPoint Merger and the First Vencore Merger, the “Mergers”), with Vencore Merger LLC surviving the Second Vencore Merger.

In the Mergers, Perspecta issued 18,877,244 shares of Perspecta Common Stock to the Vencore Stockholder and 4,396,097 shares of Perspecta Common stock to the KeyPoint Stockholder, representing in the aggregate approximately 14% of the outstanding shares of Perspecta Common Stock immediately following the Mergers. As a result of the Merger, Vencore and KeyPoint are now direct wholly owned subsidiaries of Perspecta.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 5.01	Changes in Control of Registrant.

On May 31, 2018, DXC completed the Spin-Off and no longer holds any Perspecta Common Stock. Prior to the Spin-Off, DXC was the sole stockholder of Perspecta.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Perspecta Board of Directors and Committees

On May 31, 2018, each of William L. Deckelman, Jr., H.C. Charles Diao and Neil A. Manna resigned from the Board of Directors of Perspecta (the “Board”) effective immediately prior to the Spin-Off on May 31, 2018, and each of J. Michael Lawrie, Sanju K. Bansal, Sondra L. Barbour, John M. Curtis, Lisa S. Disbrow, Pamela O. Kimmet, Ramzi M. Musallam, Philip O. Nolan and Paul N. Saleh was appointed to the Board, effective as of the Spin-Off.

On June 1, 2018, Mr. Lawrie was appointed as Chairman of the Board. Certain of the newly appointed directors joined the standing committees of the Board, and the membership of those committees is as follows:

Audit Committee

Sondra L. Barbour

Lisa S. Disbrow

Biggs C. Porter (Chair)

Paul N. Saleh

Human Resources and Compensation Committee

Sanju K. Bansal

Pamela O. Kimmet (Chair)

Philip O. Nolan

Nominating/Corporate Governance Committee

Sanju K. Bansal

Sondra L. Barbour

Philip O. Nolan (Chair)

The section of the Information Statement entitled “Management of Perspecta Following the Transactions,” which contains biographical information for all directors and is incorporated herein by reference.

Perspecta Executive Officers

On May 31, 2018, each of William L. Deckelman, Jr., H.C. Charles Diao and Neil A. Manna resigned as Vice President and Secretary, President and Treasurer and Vice President and Assistant Treasurer of Perspecta, respectively, effective as of immediately prior to the Spin-Off.

On May 31, 2018, following completion of the Mergers, Perspecta appointed John M. Curtis as President and Chief Executive Officer, John Kavanaugh as Senior Vice President and Chief Financial Officer, James Gallagher as Senior Vice President, General Counsel and Secretary, Tammy Heller as Senior Vice President and Chief Human Resource Officer and William Luebke Principal Accounting Officer, Senior Vice President and Controller.

The sections of the Information Statement entitled “Management of Perspecta Following the Transactions” and “Executive Compensation,” which contain biographical information for each executive officer other than Ms. Heller and Mr. Luebke and certain compensation information for each executive officer other than Mr. Gallagher, Ms. Heller and Mr. Luebke and are incorporated herein by reference. Biographical information for Ms. Heller and Mr. Luebke, compensation information for Mr. Gallagher, Ms. Heller and Mr. Luebke and certain additional compensation information for Mr. Kavanaugh is set forth below.

Tammy Heller (age 45) will serve as Perspecta’s Chief Human Resources Officer. Prior to joining Perspecta, Ms. Heller was the Vice President of Global Human Resources at CGI, a global information technology consulting, systems integration, outsourcing, and solutions company. Prior to joining CGI, Ms. Heller served as Vice President of Human Resources at Capital One from 2011 to 2014. Prior to that, Ms. Heller served as Senior Director, Human Resources and Vice President of Credit Division Governance and Oversight at Federal Home Loan Mortgage Corporation from 2007 to 2011.

Ms. Heller will receive total base compensation of $325,000 and will also be entitled to an annual incentive cash compensation (at target) equal to 60% of base salary. In addition, Ms. Heller will be granted an annual long-term equity incentive award with an approved value of 100% of her base salary, in each case with terms and conditions applicable to awards granted to other senior executive officers of Perspecta. Ms. Heller will also receive a one-time “launch” equity incentive grant equal to 100% of base salary, which will be made in the form of time-vesting restricted stock units vesting on the third anniversary of the grant date.

William Luebke (age 51) will serve as Perspecta’s Principal Accounting Officer, Vice President and Controller. Prior to joining Perspecta, Mr. Luebke served since December 2015 as Vice President, Controller and Principal Accounting Officer of CSRA Inc. Before joining CSRA, Mr. Luebke served since August 2013 as Head of Global Internal Audit and Enterprise Risk Management at Computer Sciences Corporation. Prior to that, he was Director of Internal Audit, Americas at Computer Sciences Corporation beginning in August 2012. Before joining Computer Sciences Corporation, Mr. Luebke was an Associate Director at the Public Company Accounting Oversight Board from August 2011 to August 2012 and was a Partner at KPMG from October 2006 through August 2011.

Mr. Luebke will receive total base compensation of $300,000 and will also be entitled to an annual incentive cash compensation (at target) equal to 60% of base salary. In addition, Mr. Luebke will be granted an annual long-term equity incentive award with an approved value of 100% of his base salary, in each case with terms and conditions applicable to awards granted to other senior executive officers of Perspecta. Mr. Luebke will also receive a one-time “launch” equity incentive grant equal to 100% of base salary, which will be made in the form of time-vesting restricted stock units vesting on the third anniversary of the grant date.

Mr. Gallagher will receive total base compensation of $300,000 and will also be entitled to an annual incentive cash compensation (at target) equal to 60% of base salary. In addition, Mr. Gallagher will be granted an annual long-term equity incentive award with an approved value of 100% of his base salary, in each case with terms and conditions applicable to awards granted to other senior executive officers of Perspecta. Mr. Gallagher will also receive a one-time “launch” equity incentive grant equal to 100% of base salary, which will be made in the form of time-vesting restricted stock units vesting on the third anniversary of the grant date.

Mr. Kavanaugh will also receive a one-time “launch” equity incentive grant equal to 125% of his base salary of $475,000, which will be made in the form of time-vesting restricted stock units vesting on the third anniversary of the grant date.

The number of shares subject to each equity incentive award will be determined in accordance with Perspecta’s Equity Grant Policy.

Adoption of Compensation and Benefit Plans

Equity Plans

On May 30, 2018, DXC, as sole stockholder of Perspecta prior to the Spin-Off, approved DXC’s 2018 Omnibus Incentive Plan (the “Perspecta Employee Equity Plan”) and Perspecta’s 2018 Non-Employee Director Incentive Plan (the “Perspecta Director Equity Plan”) by written consent. The Board had previously adopted the Perspecta Employee Equity Plan and Perspecta Director Equity Plan on May 30, 2018, subject to stockholder approval, as well as the forms of stock option agreement, performance-vested restricted stock unit (“PSU”) and service-vested restricted stock unit (“RSU”) awards under the Perspecta Employee Equity Plan and the form of RSU award under the Perspecta Director Equity Plan.

On May 30, 2018, the Board reserved approximately 9,500,000 shares of Perspecta Common Stock for issuance under the Perspecta Employee Equity Plan and 310,000 shares of Perspecta Common Stock for issuance under the Perspecta Director Equity Plan. The number of reserved shares would be subject to adjustment to reflect stock splits, reverse stock splits, stock dividends, subdivisions, consolidations, recapitalizations, reorganizations, mergers and other similar events.

The terms of the Perspecta Employee Equity Plan are substantially similar to the terms of DXC’s 2017 Omnibus Incentive Plan and allow Perspecta to grant stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units (including PSUs), and cash awards. All of Perspecta’s employees are eligible for awards under the plan.

The Human Resources and Compensation Committee of the Board (the “HRC Committee”) has broad authority to grant awards and otherwise administer the Perspecta Employee Equity Plan. The plan became effective May 30, 2018 and will continue in effect for a period of 10 years thereafter, unless earlier terminated by the Board. The Board has the authority to amend the plan in such respects as it deems desirable, provided that any amendments that would increase the share reserve (other than pursuant to a recapitalization event described above), expand the class of persons eligible to participate in the plan or the types of awards available for grant under the plan, or that would otherwise be considered a material modification for purposes of applicable tax or securities laws or exchange listing requirements, would require the approval of Perspecta’s stockholders.

The terms of the Perspecta Director Equity Plan are substantially similar to the terms of DXC’s 2017 Non-Employee Director Incentive Plan and allow Perspecta to grant RSU awards to non-employee directors of Perspecta. Such RSU awards vest in full at the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting date, and are automatically redeemed for Perspecta stock and dividend equivalents either at that time or, if an RSU deferral election form is submitted, upon the date or event elected by the director. Directors may elect to receive deferred RSUs at either a fixed in-service distribution date, which may be in August of any year after the year in which the RSUs vest within 15 years of the grant date, or upon their separation from the Board. Distributions made upon a director’s separation from the Board may occur in either a lump sum or in annual installments over periods of 5, 10 or 15 years, per the director’s election. In addition, RSUs vest in full upon a change in control of Perspecta.

The foregoing descriptions of the Perspecta Employee Equity Plan and Perspecta Director Equity Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Perspecta Employee Equity Plan and Perspecta Director Equity Plan incorporated by reference from Exhibits 4.3 and 4.4, respectively, to Perspecta’s Registration Statement on Form S-8 (File No. 333-225317) dated May 31, 2018, and are incorporated herein by reference. The form of stock option award, PSU award and RSU awards under the Perspecta Employee Equity Plan and the form of RSU award under the Perspecta Director Equity Plan are filed as Exhibits 10.7, 10.8, 10.9 and 10.10, respectively, and are incorporated herein by reference.

Deferred Compensation Plan

On May 1, 2018, prior to the Spin-Off, the managers of Enterprise Services LLC , Perspecta’s wholly-owned subsidiary, approved the Enterprise Services LLC Deferred Compensation Plan (the “Enterprise Services DCP”). The plan is a nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees.

The Enterprise Services DCP covers eligible employees who participated in DXC’s Deferred Compensation Plan prior to the Spin-Off and Merger and has terms that are substantially similar to the DXC Deferred Compensation Plan. The plan allows participating employees to defer the receipt of current compensation to a future distribution date or event above the amounts that may be deferred under the Enterprise Services 401(k) Plan. The plan also allows participating non-employee directors to defer the receipt of current cash directors’ fees.

The foregoing description of the Enterprise Services DCP does not purport to be complete and is qualified in its entirety by reference to the full text of the Enterprise Services DCP incorporated by reference from Exhibit 4.3 to Perspecta’s Registration Statement on Form S-8 (File No. 333-225315) dated May 31, 2018, and is incorporated herein by reference.

Severance Plan

On June 1, 2018, upon recommendation of the HRC Committee, the Board adopted the Perspecta Severance Plan for Senior Management and Key Employees (the “Severance Plan”). The terms of the Severance

Plan (which are substantially similar to the terms of DXC’s Severance Plan for Senior Management and Key Employees as in effect prior to the Spin-Off and Merger) provide certain benefits to participants in the event of a change of control of Perspecta. If there is a change of control and any of the participants either:

•	has a voluntary termination of employment for good reason within two years afterward, or

•	has an involuntary termination of employment, other than for death, disability or cause, within three years afterward,

then the participant is entitled to receive a one-time payment equal to, in the case of Mr. Curtis, three times the sum of Mr. Curtis’s then-current annual base salary plus the average of the three most recent annual cash incentive awards paid or determined and certain health and welfare benefits for a three-year period after termination, and in the case of each participating employee other than Mr. Curtis, two times the sum of the participant’s then-current annual base salary plus the average of the three most recent annual cash incentive awards paid or determined and certain health and welfare benefits for a two-year period after termination. No 280G excise tax gross-up or other tax gross-up is provided. The foregoing summary of the material terms of the Severance Plan is qualified by reference to the full text of the Severance Plan which is included as Exhibit 10.11 hereto and incorporated by reference herein.

On June 1, the HRC Committee also adopted the Perspecta Severance Policy, which provides that, with respect to Perspecta’s Chief Executive Officer and any executive officer of Perspecta who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and who reports directly to Perspecta’s Chief Executive Officer, if such officer’s employment with Perspecta is terminated without cause (as determined by the HRC Committee in its discretion) outside of a change in control that is covered by the Severance Plan, such officer may receive, in the discretion of Perspecta and the HRC Committee, (i) up to 12 months of base salary continuation, paid in installments, (ii) up to 12 months of Company-provided healthcare coverage continuation, and (iii) a pro-rata portion of the annual cash bonus award earned for the year of employment termination, subject to approval by the HRC Committee.

Director Compensation

On June 1, 2018, the Board approved the compensation package for non-employee directors of Perspecta, whereby each non-employee director will receive an annual cash retainer of $75,000 and an annual equity retainer of $135,000 (collectively the “Annual Retainer”). In addition to the Annual Retainer described above:

•	The Chair of the Audit Committee receives an annual cash retainer of $25,000 and each other member of the Audit Committee receives an annual cash retainer of $12,500;

•	The Chair of the HRC Committee receives an annual cash retainer of $20,000 and each other HRC Committee member receives an annual cash retainer of $10,000; and

•	The Chair of the Nominating/Corporate Governance Committee receives a cash retainer of $15,000 and each other member of the Nominating/Corporate Governance Committee receives a cash retainer of $7,500.

Additionally, the Chairperson of the Board receives an annual leadership compensation premium of $100,000.

Pursuant to the Director Equity Plan, each non-employee director is entitled to a pro rata annual equity grant of RSUs for the period between June 1, 2018 and August 15, 2019, the expected date of 2019 annual meeting of Perspecta’s stockholders, with a grant date fair value of $135,000 multiplied by a fraction, the numerator of which is the number of days between June 1, 2018 and August 15, 2019 and the denominator of which is 365, rounded to the nearest 100 shares.

Indemnification Agreement

On June 1, 2018, Perspecta entered into customary indemnification agreements with its directors and executive officers. The indemnification agreements will require Perspecta to indemnify its directors and executive officers (each, an “Indemnitee”) to the fullest extent permitted by Nevada law for certain liabilities to which an Indemnitee may become subject as a result of his or her affiliation or status with Perspecta. The indemnification agreements will also provide for advancement of an Indemnitee’s expenses.

The foregoing description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is attached as Exhibit 10.12 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05.	Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 1, 2018, Perspecta adopted its Code of Ethics. A copy the Code of Ethics is available under the Ethics and Social Responsibility section of Perspecta’s website, www.perspecta.com. The information on the Perspecta website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference.

Item 8.01	Other Events.

On June 1, 2018, Perspecta issued a press release announcing the completion of the Spin-Off and the Mergers. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Perspecta intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

Perspecta intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

2.1	Separation and Distribution Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.2	Employee Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.3	Tax Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.4	Intellectual Property Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.5	Transition Services Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.6	Real Estate Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.7	Non-US Agency Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

10.1	Credit Agreement dated as of May 31, 2018 by and among Perspecta Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Royal Bank of Canada, MUFG Union Bank, N.A, and a syndicate of banks arranged by BTMU, RBC Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Bank of Nova Scotia

10.2	Collateral Agreement dated as of May 31, 2018 by and among Perspecta, each of Perspecta’s direct and indirect significant domestic subsidiaries, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Royal Bank of Canada and MUFG Union Bank, N.A.

10.3	Guaranty by Perspecta Inc. in favor of MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch)

10.4	Master Accounts Receivable Purchase Agreement, dated as of July 14, 2017 between Enterprise Services LLC and The Bank of Tokyo Mitsubishi UFJ, Ltd. (incorporated by reference to Exhibit 10.2 to DXC Technology Company’s Form 8-K (filed July 19, 2017))

10.5	First Amendment to the Master Accounts Receivable Purchase Agreement dated as of January 23, 2018 between Enterprise Services LLC and The Bank of Tokyo Mitsubishi UFJ, Ltd (incorporated by reference to Exhibit 10.12 to DXC Technology Company’s Form 10-K (filed May 29, 2018))

10.6	Second Amendment to Master Accounts Receivable Purchase Agreement dated as of May 31, 2018 by and among Enterprise Services LLC, MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch), The Bank of Nova Scotia and Mizuho Bank, Ltd.

10.7	Form of Stock Option Award under the Perspecta Employee Equity Plan

10.8	Form of PSU Award under the Perspecta Employee Equity Plan

10.9	Form of RSU Award under the Perspecta Employee Equity Plan (3-Year Vesting)

10.10	Form of RSU Award under the Perspecta Employee Equity Plan (3-Year Graded Vesting)

10.11	Form of RSU Award under the Perspecta Director Equity Plan

10.12	Severance Plan

10.13	Form of Director Indemnification Agreement

99.1	Information Statement (incorporated by reference to Exhibit 99.1 to Perspecta Inc.’s Form 10 (filed April 30, 2018))

99.2	Press Release dated June 1, 2018

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Separation and Distribution Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.2	Employee Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.3	Tax Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.4	Intellectual Property Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.5	Transition Services Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.6	Real Estate Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

2.7	Non-US Agency Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.

10.1	Credit Agreement dated as of May 31, 2018 by and among Perspecta Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Royal Bank of Canada, MUFG Union Bank, N.A, and a syndicate of banks arranged by BTMU, RBC Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Bank of Nova Scotia

10.2	Collateral Agreement dated as of May 31, 2018 by and among Perspecta, each of Perspecta’s direct and indirect significant domestic subsidiaries, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Royal Bank of Canada and MUFG Union Bank, N.A.

10.3	Guaranty by Perspecta Inc. in favor of MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch)

10.4	Master Accounts Receivable Purchase Agreement, dated as of July 14, 2017 between Enterprise Services LLC and The Bank of Tokyo Mitsubishi UFJ, Ltd. (incorporated by reference to Exhibit 10.2 to DXC Technology Company’s Form 8-K (filed July 19, 2017))

10.5	First Amendment to the Master Accounts Receivable Purchase Agreement dated as of January 23, 2018 between Enterprise Services LLC and The Bank of Tokyo Mitsubishi UFJ, Ltd (incorporated by reference to Exhibit 10.12 to DXC Technology Company’s Form 10-K (filed May 29, 2018))

10.6	Second Amendment to Master Accounts Receivable Purchase Agreement dated as of May 31, 2018 by and among Enterprise Services LLC, MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch), The Bank of Nova Scotia and Mizuho Bank, Ltd.

10.7	Form of Stock Option Award under the Perspecta Employee Equity Plan

10.8	Form of PSU Award under the Perspecta Employee Equity Plan

10.9	Form of RSU Award under the Perspecta Employee Equity Plan (3-Year Vesting)

10.10	Form of RSU Award under the Perspecta Employee Equity Plan (3-Year Graded Vesting)

10.11	Form of RSU Award under the Perspecta Director Equity Plan

10.12	Severance Plan

10.13	Form of Director Indemnification Agreement

99.1	Information Statement (incorporated by reference to Exhibit 99.1 to Perspecta Inc.’s Form 10 (filed April 30, 2018))

99.2	Press Release dated June 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PERSPECTA INC.

Dated: June 6, 2018	By:	/s/ William Luebke
	Name:	William Luebke
	Title:	Senior Vice President, Controller and Principal Accounting Officer